CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 333-148891 on Form N-4 of our report dated February 28, 2013, relating to the financial statements and financial highlights of Separate Account A of Pacific Life & Annuity Company, comprised of Cash Management, Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Inflation Protected, Managed Bond, Short Duration Bond, Emerging Markets Debt, American Funds® Growth, American Funds Growth-Income, Comstock, Dividend Growth, Equity Index, Focused 30, Growth LT, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Health Sciences, Real Estate, Technology, Emerging Markets, International Large-Cap, International Small-Cap, International Value, Currency Strategies, Global Absolute Return, Precious Metals, American Funds Asset Allocation, Pacific Dynamix – Conservative Growth, Pacific Dynamix – Moderate Growth, Pacific Dynamix – Growth, Portfolio Optimization Conservative, Portfolio Optimization Moderate-Conservative, Portfolio Optimization Moderate, Portfolio Optimization Growth, Portfolio Optimization Aggressive-Growth, Invesco V.I. Balanced-Risk Allocation Series II, AllianceBernstein VPS Balanced Wealth Strategy Class B, BlackRock® Capital Appreciation V.I. Class III, BlackRock Global Allocation V.I. Class III, Fidelity® VIP FundsManager® 60% Service Class 2, First Trust/Dow Jones Dividend & Income Allocation, Franklin Templeton VIP Founding Funds Allocation Class 2, Franklin Templeton VIP Founding Funds Allocation Class 4, Mutual Global Discovery Securities Class 2, Templeton Global Bond Securities Class 2, GE Investments Total Return Class 3, JPMorgan Insurance Trust Equity Index Class 1, Lord Abbett International Core Equity Class VC, Lord Abbett Total Return Class VC, MFS Investors Growth Stock Series — Service Class, MFS Total Return Series — Service Class, MFS Value Series — Service Class, PIMCO Global Multi-Asset – Advisor Class, and Schwab VIT Balanced Variable Accounts (collectively, the “Variable Accounts”), appearing in the Annual Report on Form N-30D of Separate Account A of Pacific Life & Annuity Company for the year ended December 31, 2012, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 16, 2013

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 333-148891 on Form N-4 of our report dated March 26, 2013 related to the financial statements of Pacific Life & Annuity Company as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 (which report expresses an unmodified opinion and includes emphasis-of-matter paragraphs relating to (1) the retrospective adoption of guidance related to a change in accounting for the costs associated with acquiring or renewing insurance contracts and (2) the change in the method of accounting and reporting for deferred policy acquisition costs in 2011), appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 16, 2013